                              RMI TITANIUM COMPANY
                       BARGAINING UNIT EMPLOYEES SAVINGS
                              AND INVESTMENT PLAN

                                 ANNUAL REPORT
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                  EXHIBIT 99.2

                       REPORT OF INDEPENDENT ACCOUNTANTS

May 30, 1997

To the Participants and Administrator
of RMI Titanium Company Bargaining Unit
Employees Savings and Investment Plan

     In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan (the Plan) at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. Schedules I and II and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
May 30, 1997

                              RMI TITANIUM COMPANY

                                BARGAINING UNIT

                     EMPLOYEES SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 1996 AND 1995

                                                                        1996            1995
                                                                     -----------     ----------
Investments, at fair value:
  Fidelity Magellan Mutual Fund...................................   $ 5,029,544     $4,285,185
  Fidelity Advisor Income and Growth Account......................        75,456         35,222
  CIGNA Stock Market Index Account................................       186,766         51,162
  CIGNA International Equity Account..............................       136,512         82,282
  RMI Titanium Company Common Stock Account.......................     1,185,574        307,740
  Participant Loans Receivable....................................       340,964        280,127
                                                                     -----------     ----------
                                                                       6,954,816      5,041,718
Investments, at contract value:
  Connecticut General Life Insurance Co. Guaranteed "Long-Term"
     Account......................................................     3,925,419      3,365,602
  Net assets available for benefits...............................   $10,880,235     $8,407,320
                                                                      ==========      =========

   The accompanying notes are an integral part of these Financial Statements.

                              RMI TITANIUM COMPANY

                                BARGAINING UNIT

                     EMPLOYEES SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                      FIDELITY    CIGNA
                          CIGNA          FIDELITY     ADVISOR     STOCK      CIGNA         RMI
                        GUARANTEED       MAGELLAN     INCOME &    MARKET     INT'L.    TITANIUM CO.   PARTICIPANT
                       "LONG-TERM"     MUTUAL FUND     GROWTH     INDEX      EQUITY    COMMON STOCK      LOANS
                         ACCOUNT         ACCOUNT      ACCOUNT    ACCOUNT    ACCOUNT      ACCOUNT      RECEIVABLE       TOTAL
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
  Employees'
    contributions...    $  566,322      $  549,387    $28,152    $ 25,266   $ 34,604    $   50,430     $      --    $ 1,254,161
Investment income:
  Interest and
    dividend
    income..........       199,138         719,291         --          --         --            --        26,700        945,129
  Net appreciation
    (depreciation)
    in fair value of
    investments.....            --        (200,845)     5,276      23,107      9,882       830,375            --        667,795
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
                           199,138         518,446      5,276      23,107      9,882       830,375        26,700      1,612,924
  Transfers.........        40,583        (213,474)     6,806      88,350      9,744         1,858        34,137        (31,996)
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
    Total net
      additions.....       806,043         854,359     40,234     136,723     54,230       882,663        60,837      2,835,089
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
Participant's
  benefits paid.....      (246,226)       (110,000)        --      (1,119)        --        (4,829)           --       (362,174)
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
    Total net
      deductions....      (246,226)       (110,000)        --      (1,119)        --        (4,829)           --       (362,174)
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
Increase in net
  assets............       559,817         744,359     40,234     135,604     54,230       877,834        60,837      2,472,915
Net assets available
  for benefits:
  Beginning of
    year............     3,365,602       4,285,185     35,222      51,162     82,282       307,740       280,127      8,407,320
                      --------------   ------------   --------   --------   --------   ------------   -----------   -----------
  End of year.......    $3,925,419      $5,029,544    $75,456    $186,766   $136,512    $1,185,574     $ 340,964    $10,880,235
                      =============    ============   =========  ========   ========   ============   ==========     ==========

   The accompanying notes are an integral part of these Financial Statements.

                              RMI TITANIUM COMPANY

                                BARGAINING UNIT

                     EMPLOYEES SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                    FIDELITY     CIGNA
                      CIGNA           FIDELITY      ADVISOR      STOCK       CIGNA          RMI
                    GUARANTEED        MAGELLAN      INCOME &     MARKET      INT'L.     TITANIUM CO.    PARTICIPANT
                   "LONG-TERM"      MUTUAL FUND      GROWTH      INDEX       EQUITY     COMMON STOCK       LOANS
                     ACCOUNT          ACCOUNT       ACCOUNT     ACCOUNT     ACCOUNT       ACCOUNT       RECEIVABLE       TOTAL
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
Employees'
  contributions...   $  553,957      $  426,192     $17,793     $  6,680    $ 22,502      $ 15,720       $      --     $1,042,844
Investment
  income:
  Interest and
    dividend
    income.....        179,535          245,061          --           --          --            --          22,055        446,651
  Net
   appreciation
    in fair
    value of
 investments...             --          870,436       6,361       13,425       9,479        90,296              --        989,997
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
                       179,535        1,115,497       6,361       13,425       9,479        90,296          22,055      1,436,648
  Transfers....        101,400         (108,625)    (35,402)     (10,280)    (52,145)        9,478          51,578        (43,996)
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
    Total net
      additions
(deductions)...        834,892        1,433,064     (11,248)       9,825     (20,164)      115,494          73,633      2,435,496
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
Participant's
  benefits
  paid.........       (177,396)        (221,702)         --         (563)         --        (1,006)        (40,329)      (440,996)
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
    Total net
  deductions...       (177,396)        (221,702)         --         (563)         --        (1,006)        (40,329)      (440,996)
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
Increase
  (decrease) in
  net assets...        657,496        1,211,362     (11,248)       9,262     (20,164)      114,488          33,304      1,994,500
Net assets
  available for
  benefits:
  Beginning of
    year.......      2,708,106        3,073,823      46,470       41,900     102,446       193,252         246,823      6,412,820
                  --------------    ------------    --------    --------    --------    ------------    -----------    ----------
    End of
      year.....     $3,365,602       $4,285,185     $35,222     $ 51,162    $ 82,282      $307,740       $ 280,127     $8,407,320
                  ============      =============   ========    ========    ========    ===========      =========      =========

   The accompanying notes are an integral part of these Financial Statements.

                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1--SUMMARY OF ACCOUNTING POLICIES:

ACCOUNTING METHOD

     The financial statements of the RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan (the Plan) use the accrual method of accounting.

USE OF ESTIMATES

     Generally accepted accounting principles require management to make certain estimates and assumptions relating primarily to the fair market value of certain Plan assets. For additional information on the fair market value of Plan assets, see "Investments" below.

INVESTMENTS

     Available investment options are as follows:

         Fidelity Magellan Mutual Fund Account (a mutual fund)
         RMI Titanium Company Common Stock
         Connecticut General Life Insurance Company Guaranteed "Long-Term" Account (guaranteed investment contract)
         Funds managed by CIGNA or Connecticut General Life Insurance Company, a wholly-owned subsidiary of CIGNA:
              Stock Market Index Account
              Fidelity Advisor Income and Growth Account
              International Equity Account

     Investments in the Fidelity Magellan Mutual Fund and RMI Titanium Company Common Stock are valued at fair market value based on published quotations. The guaranteed investment contract is valued at contract value, which approximates market value, and includes approximately $106,000 of assets as of December 31, 1996, which will be allocated in accordance with participants chosen investment elections in effect at the time the funds were withheld. Security transactions are recorded as of the settlement date. All CIGNA managed funds are valued by CIGNA based on the published quotations of the underlying investments within each of the funds and reflect current market value. Security transactions are recorded as of the settlement date.

FUNDING

     The Plan is funded by contributions from the participating employees of RMI Titanium Company (the Company). The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

     Benefits are recorded when paid.

NOTE 2--DESCRIPTION OF PLAN:

GENERAL

     The Plan Sponsor is RMI Titanium Company (the Company). The Company is a successor to entities that have been operating in the titanium industry since 1958. The Company's operations are conducted primarily in one business segment, the production and marketing of titanium metal and related products.

     The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering full-time union represented employees who are at least 21 years of age and have one year of service. Effective July 1, 1996, eligibility was amended to at least 21 years of age and three months of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

     Participants may contribute from 1% to 15% of salary through payroll deduction. Pretax contributions are subject to annual limitations as prescribed by law ($9,500 in 1996). Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds by calling the recordkeeper directly or by completing a new enrollment and change form and submitting it to the employee benefits department at least 15 days in advance. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

     Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

         Retirement;
         Termination of Employment with the Company;
         or Death

     Participants may also make written application to the administrator for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of withdrawal.

PARTICIPANT LOANS RECEIVABLE

     Participants may borrow from their accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance. Loans are treated as a transfer (from) the investment fund to the Participant Loans Receivable fund. Loan repayment terms range from one month to five years and are secured by the balance in the participant account. Loans bear interest at a rate commensurate with the current market rate when made. Loans made in 1996 bear interest at 8.75%. Interest rates on loans made prior to 1996 range from 8.75% to 15.00%. Principal and interest are paid ratably through monthly payroll deductions. Repayments are transfers to the investment funds (from) the Participant Loans Receivable fund.

TRANSFERS

     Transfers represents net inter-plan and inter-fund transfers.

ADMINISTRATOR

     The Plan's administrator is the Company's Retirement Board. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION

     The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account which includes earnings on the participant's contributions. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.

NOTE 3--INCOME TAXES:

     The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4--RECORDKEEPING

     Individual participant account balances, allocation and investment options are maintained by CIGNA based on enrollment and payroll information supplied by the Company.

NOTE 5--SUBSEQUENT EVENT

     Effective February 1, 1997 the Company changed the Plan Recordkeeper from CIGNA to Fidelity Investments. Concurrently, new investment options in Fidelity managed funds were made available to plan participants. Existing balances in CIGNA managed funds were transferred to the Fidelity Fund most closely matching the stated investment strategy. The RMI Titanium Common Stock investment option was retained.

                                   SCHEDULE I

                                   FORM 5500

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              RMI TITANIUM COMPANY

              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN

                                                                                               (e)
                   (b)                                (c)                       (d)          CURRENT
(a)             IDENTITY                   DESCRIPTION OF INVESTMENT            COST          VALUE
----   ---------------------------   -------------------------------------   ----------    -----------
--     Fidelity Investments.......   Fidelity Magellan Mutual Fund Acc't     $4,601,651    $ 5,029,544
*      Connecticut General Life
       Insurance Company..........   Guaranteed "Long-term" Account           3,925,419      3,925,419
*      Connecticut General Life
       Insurance Company..........   Stock Market Index Account                 154,911        186,766
*      Connecticut General Life
       Insurance Company..........   Fidelity Advisor Income and
                                     Growth Account                              68,002         75,456
*      Connecticut General Life
       Insurance Company..........   International Equity Account               118,746        136,512
*      RMI Titanium Company.......   RMI Titanium Company
                                     Common Stock Account                       318,115      1,185,574
--     Participant Loans..........   Interest Rates High 15.00%, Low 8.5%           N/A        340,964
                                                                                           -----------
                                                                                 TOTAL:    $10,880,235
                                                                                           ===========

                         * DESIGNATED PARTY-IN-INTEREST

                                  SCHEDULE II
                                   FORM 5500

                 ITEM 27D--SCHEDULE OF REPORTABLE TRANSACTIONS

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN

A. PURCHASES:

    IDENTITY OF          DESCRIPTION      NUMBER OF      PURCHASED     SELLING      COST OF       CURRENT      NET GAIN
   PARTY INVOLVED         OF ASSETS      TRANSACTIONS      PRICE        PRICE        ASSET         VALUE       OR (LOSS)
--------------------   ---------------   ------------    ----------    --------    ----------    ----------    ---------
Fidelity Investments   Fidelity               32         $1,670,548      N/A       $1,670,548    $1,670,548      N/A
                       Magellan
Connecticut General    Guaranteed
  Life Insurance Co.   "Long-Term"            49            923,982      N/A          923,982       923,982      N/A
B. SALES:
Fidelity Investments   Fidelity               67            N/A        $528,779    $  493,456    $  528,779     $35,323
                       Magellan
Connecticut General    Guaranteed
  Life Insurance Co.   "Long-Term"            68            N/A         576,030       576,030       576,030      N/A

                                  SCHEDULE III
                                   FORM 5500

            ITEM 27B--SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN

                                             AMOUNT RECEIVED
                         ORIGINAL         DURING REPORTING YEAR        UNPAID BALANCE    DESCRIPTION        AMOUNT OVERDUE
     IDENTITY OF        AMOUNT OF     -----------------------------      AT END OF       OF         -----------------------------
       OBLIGOR             LOAN       (D) PRINCIPAL    (E) INTEREST         YEAR           LOAN     (H) PRINCIPAL    (I) INTEREST
---------------------   ----------    -------------    ------------    --------------    --------   -------------    ------------
Norman Chambers
Plan Participant        $10,000.00        $ -0-            $-0-          $ 8,139.00      Participant  $  8,139.00        $-0-
                                                                                         loan @
                                                                                         15%
                                                                                         secured
                                                                                         by
                                                                                         participant's
                                                                                         account
                                                                                         balance
William E. Kowalczyk
Plan Participant        $11,500.00          -0-             -0-          $10,910.09      Participant  $ 10,910.09         -0-
                                                                                         loan @
                                                                                         15%
                                                                                         secured
                                                                                         by
                                                                                         participant's
                                                                                         account
                                                                                         balance
Joseph M. Migliozzi
Plan Participant        $1,150.00           -0-             -0-          $ 1,110.56      Participant  $  1,110.56         -0-
                                                                                         loan @
                                                                                         15%
                                                                                         secured
                                                                                         by
                                                                                         participant's
                                                                                         account
                                                                                         balance